Exhibit 10.21

BLACKHAWK NETWORK HOLDINGS, INC.

SECOND AMENDED AND RESTATED 2006 RESTRICTED STOCK AND RESTRICTED STOCK UNIT PLAN

RESTRICTED STOCK AWARD GRANT NOTICE AND RESTRICTED STOCK AGREEMENT

Blackhawk Network Holdings, Inc., a Delaware corporation (the “Company”), pursuant to its Second Amended and Restated 2006 Restricted Stock and Restricted Stock Unit Plan (the “Plan”), hereby grants to the individual listed below (“Employee”), the right to purchase the number of shares of the Company’s common stock, par value $0.001 per share, set forth below (the “Restricted Shares”) at the purchase price set forth below. This restricted stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Agreement attached hereto as Exhibit “A” (the “Restricted Stock Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Agreement.

Employee:

Grant Date:

Purchase Price per Share:	$0.001

Total Number of Restricted Shares:	shares

Vesting Schedule:	As of the Grant Date, 100% of the Restricted Shares shall be subject to the Restrictions (as defined in the Restricted Stock Agreement). Subject to the terms and conditions of the Plan, this Grant Notice and the Restricted Stock Agreement, the Restrictions shall lapse as to:

	(i)	20% of the Restricted Shares on ,

	(ii)	20% of the Restricted Shares on ,

	(iii)	20% of the Restricted Shares on ,

	(iv)	20% of the Restricted Shares on ,

	(v)	20% of the Restricted Shares on .

In no event, however, shall the Restrictions lapse as to any additional Restricted Shares after Employee’s Termination of Employment.

By his or her signature and the Company’s signature below, Employee agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement, the Third Amended and Restated Stockholders’ Agreement (as it may be amended from time to time) (the “Stockholders’ Agreement”) and this Grant Notice. Employee has reviewed the Plan, the Restricted Stock Agreement, the Stockholders’ Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Restricted Stock Agreement, the Stockholders’ Agreement and this Grant Notice. Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, the Restricted Stock Agreement or the Grant Notice. If Employee is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit “E”.

BLACKHAWK NETWORK HOLDINGS, INC.:	EMPLOYEE:

By:	By:
Print Name:
Title:
Address:	Address:

Attachments:	Restricted Stock Agreement (Exhibit A)
Stockholders’ Agreement (Exhibit B)
Assignment Separation from Certificate (Exhibit C)
Joint Escrow Instructions (Exhibit D)
Consent of Spouse (Exhibit E)
Form of Internal Revenue Code Section 83(b) Election and Instructions (Exhibit F)
	-	Election under Internal Revenue Code Section 83(b) (Attachment 1 to Exhibit F)
	-	Sample Cover Letter to Internal Revenue Service (Attachment 2 to Exhibit F)
Blackhawk Network Holdings, Inc. Second Amended and Restated 2006 Restricted Stock and Restricted Stock Unit Plan (Previously provided to employee. Available upon request.)

EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), effective as of the Grant Date (the “Grant Date”) set forth in the Restricted Stock Award Grant Notice (the “Grant Notice”), is made by and between Blackhawk Network Holdings, Inc., a Delaware corporation (the “Company”), and Employee:

WHEREAS, the Company wishes to carry out the Plan (as defined below) (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

WHEREAS, the Administrator of the Plan has determined that it would be to the advantage and best interest of the Company and Safeway (as defined below), presently its majority stockholder, to issue the Restricted Shares provided for herein to Employee as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and other good and valuable consideration provided for herein, and has advised the Company thereof and instructed the undersigned officer to issue said Restricted Shares;

WHEREAS, as a condition to the purchase of the Restricted Shares, Employee has agreed to enter into this Agreement and that certain Third Amended and Restated Stockholders’ Agreement, dated as of August 21, 2012, by and among Safeway, the Company, Employee and certain other stockholders of the Company (as amended from time to time, the “Stockholders’ Agreement”), each of which sets forth the rights and obligations of the parties thereto with respect to the Restricted Shares to be issued hereunder.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. All capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Plan and the Grant Notice.

Section 1.1 - Administrator.

“Administrator” shall mean the Board, except that, if the Board appoints a Committee, the term “Administrator” shall mean the Committee as to those duties, powers and responsibilities specifically conferred upon the Committee.

Section 1.2 - Board.

“Board” shall mean the Board of Directors of the Company.

Section 1.3 - Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.4 - Committee.

“Committee” shall mean a committee or subcommittee of the Board, appointed as provided in Section 4.1 of the Plan.

Section 1.5 - Common Stock.

“Common Stock” shall mean Common Stock, par value $0.001 per share, of the Company.

Section 1.6 - Company.

“Company” shall mean Blackhawk Network Holdings, Inc., a Delaware corporation.

Section 1.7 - Dispose or Disposition.

“Dispose” or “Disposition” means to directly or indirectly, voluntarily or involuntarily, sell, exchange, transfer, alienate, convey, negotiate, pledge, hypothecate, encumber or assign or in any other way dispose of any shares.

Section 1.8 - Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.9 - Fair Market Value.

“Fair Market Value” shall have the meaning assigned to such term in the Stockholders’ Agreement.

Section 1.10 - Plan.

“Plan” shall mean the Blackhawk Network Holdings, Inc. Second Amended and Restated 2006 Restricted Stock and Restricted Stock Unit Plan.

Section 1.11 - Restrictions.

“Restrictions” shall mean the Repurchase Option and the restrictions on sale or other transfer of the Restricted Shares and other restrictions as set forth in Article III.

Section 1.12 - Safeway.

“Safeway” shall mean Safeway Inc., a Delaware corporation.

Section 1.13 - Secretary.

“Secretary” shall mean the Secretary of the Company.

Section 1.14 - Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended.

Section 1.15 - Subsidiary.

“Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.16 - Termination of Employment.

“Termination of Employment” shall mean the time when the employee-employer relationship between Employee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of Employee by the Company or any Subsidiary, and (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, all questions regarding the nature and reasons for a Termination of Employment, and all questions of whether particular leaves of absence constitute a Termination of Employment.

ARTICLE II.

ISSUANCE OF RESTRICTED STOCK

Section 2.1 - Issuance of Restricted Stock.

In consideration of the recitals, Employee’s agreement to remain in the employ of the Company or a Subsidiary, and for other good and valuable consideration, effective as of the Grant Date, the Company agrees to and does hereby issue to Employee the number of shares of Common Stock set forth in the Grant Notice upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement.

Section 2.2 - Purchase Price.

The purchase price of the Restricted Shares shall be as set forth in the Grant Notice without commission or other charge, now due and payable by Employee in cash or by check, receipt of which is acknowledged.

Section 2.3 - Consideration to the Company.

As partial consideration for the issuance of the Restricted Shares by the Company, Employee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement, the Grant Notice, the Plan or the Stockholders’ Agreement shall confer upon Employee any right to continue in the employ of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between Employee and the Company or any Subsidiary.

Section 2.4 - Stockholders’ Agreement.

The Restricted Shares to be issued hereunder shall be subject to the Stockholders’ Agreement. As a condition to the issuance of the Restricted Shares, Employee shall execute, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the Stockholders’ Agreement attached as Exhibit “B” to the Grant Notice.

Section 2.5 - Adjustments in Restricted Shares.

The Administrator may adjust the Restricted Shares in accordance with the provisions of Section 5.3 of the Plan.

Section 2.6 - Employee’s Representations and Warranties.

In connection with the acquisition of the Restricted Shares, Employee represents and warrants to the Company and agrees and acknowledges, that:

(a) Employee is acquiring the Restricted Shares for his or her own account, for investment purposes only and not with a present view toward the distribution thereof or with any present intention of distributing or reselling any such Restricted Shares in violation of the Securities Act or any state securities laws and that, irrespective of any other provisions of this Agreement or the Stockholders’ Agreement, any Disposition of the Restricted Shares by Employee shall be made only in compliance with all applicable federal and state securities laws, including, without limitation, the Securities Act.

(b) The Restricted Shares are not registered under the Securities Act and must be held by Employee until the Restricted Shares are registered under the Securities Act or an exemption from such registration is available; the Company shall (subject to Section 8 of the Stockholders’ Agreement) have no obligation to take any action that may be necessary to make available any exemption from registration under the Securities Act; and the Company shall give to the party responsible for recording Dispositions of the Restricted Shares “stop transfer” directions prohibiting Dispositions in violation of the foregoing provisions of this Section 2.6(b).

(c) Employee is familiar with Rule 144 (“Rule 144”) under the Securities Act which establishes guidelines governing, among other things, the resale of “restricted securities” (such as the Restricted Shares). Rule 144 is not presently available for Dispositions of the Restricted Shares.

(d) Employee has had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Restricted Shares. Employee has had full access to such information and materials concerning the Company as Employee has requested. The Company has answered all inquiries that Employee has made to the Company relating to the Company or the sale of the Restricted Shares.

(e) Employee has such knowledge and experience in financial and business matters such that Employee is capable of evaluating the merits and risks of investment in the Restricted Shares and of making an informed investment decision with respect thereto or has consulted with advisors who possess such knowledge and experience.

(f) Employee is able to bear the economic risk of his or her investment in the Restricted Shares for an indefinite period of time because the Restricted Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or unless an exemption from such registration is available.

(g) Employee is an “accredited investor” as that term is defined under the Securities Act and the rules and regulations promulgated thereunder.

ARTICLE III.

RESTRICTIONS

Section 3.1 - Repurchase of Restricted Shares.

(a) In the event of Employee’s Termination of Employment, the Company shall have the right and option, but not obligation, to purchase from Employee, or Employee’s personal representative, as the case may be, any or all of the Restricted Shares which are subject to such right and option as of the date of the Termination of Employment, at the lesser of (i) the per share purchase price paid by Employee for such Restricted Shares, or (ii) the then current Fair Market Value of such Restricted Shares. Such right and option shall be referred to herein as the “Repurchase Option.” The Company shall have the right to assign at any time the Repurchase Option, whether or not the Repurchase Option is then exercisable, to one or more persons as may be selected by the Company.

(b) The Company (or any assignee thereof) may exercise the Repurchase Option by delivering personally or by registered mail, to Employee (or Employee’s legal representative), within ninety (90) days of the Termination of Employment, a notice in writing indicating the Company’s (or such assignee’s) intention to exercise the Repurchase Option and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company’s (or such assignee’s) office. At the closing, the holder of the certificates for the Restricted Shares being transferred shall deliver the stock certificate or certificates evidencing the Restricted Shares, and the Company (or such assignee) shall deliver the purchase price therefor to Employee (or Employee’s legal representative).

(c) Payment of the purchase price for the Restricted Shares purchased by the Company (or an assignee of the Repurchase Option) upon the exercise of the Repurchase Option shall, at the option of the Company (or any such assignee), be made in cash, by check or cash equivalent, in immediately available funds. At its option, the Company (or such assignee) may elect to make payment for such Restricted Shares by wire transfer of immediately available funds to a bank located in the United States and selected by Employee (or Employee’s legal representative). The Company (or such assignee) shall avail itself of this option by a notice in writing to Employee (or such Employee’s legal representative) stating the Company (or such assignee) is ready to pay by wire transfer, and waiving the closing at the Company’s (or such assignee’s) office, and requesting Employee (or Employee’s legal representative) to provide the name and address of the bank to which such wire transfer shall be made.

(d) If the Company (or an assignee of the Repurchase Option) does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within ninety (90) days following the date of the Termination of Employment, the Repurchase Option shall terminate. Following the termination of the Repurchase Option, the Restricted Shares will remain subject to the Stockholders’ Agreement.

Section 3.2 - Transferability of the Restricted Shares; Escrow.

(a) Except as provided herein, Employee (and Employee’s legal representative) shall not Dispose of the Restricted Shares subject to the Repurchase Option, or any interest or right with respect thereto. Neither the Restricted Shares subject to the Repurchase Option nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of Employee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect.

(b) Employee hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer the Restricted Shares as to which the Repurchase Option has been exercised pursuant to Section 3.1 from Employee (or Employee’s legal representative) to the Company (or the assignee of the Repurchase Option).

(c) To ensure the availability for delivery of Employee’s Restricted Shares upon repurchase by the Company (or the assignee of the Repurchase Option) pursuant to the Repurchase Option under Section 3.1, Employee hereby appoints the Secretary of the Company, or any other person designated by the Company as escrow agent, as Employee’s attorney-in-fact to sell, assign and transfer unto the Company (or such assignee), such Restricted Shares, if any, purchased by the Company (or such assignee) pursuant to the Repurchase Option and shall, upon execution of the Grant Notice, execute, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificate(s) representing the Restricted Shares, together with the Assignment Separate from Certificate duly endorsed in blank, attached as Exhibit “C” to the Grant Notice, and the Joint Escrow Instructions of the Company and Employee attached as Exhibit “D” to the Grant Notice. The Restricted Shares and Assignment Separate from Certificate shall be held by the Secretary (or other escrow agent) in escrow, pursuant to Joint Escrow Instructions, until the Company (or such assignee) exercises the Repurchase Option as provided in Section 3.1, until such Restricted Shares (or portion thereof) are no longer subject to the Restrictions, or until such time as this Agreement no longer is in effect. As a further condition to the Company’s obligations under this Agreement, the spouse of Employee, if any, shall execute and deliver to the Company the Consent of Spouse attached as Exhibit “E” to the Grant Notice. At such time as the Restrictions lapse as to some or all of the Restricted Shares, the Secretary (or other escrow agent) shall promptly deliver to Employee (or Employee’s legal representative) the certificate or certificates representing the Restricted Shares that are no longer subject to the Restrictions in the Secretary’s (or other escrow agent’s) possession belonging to Employee, and at such time as there are no longer any Restricted Shares that are subject to the Restrictions, the Secretary (or other escrow agent) shall promptly deliver to Employee (or Employee’s legal representative) the certificate or certificates representing any remaining Restricted Shares in the escrow agent’s possession belonging to Employee, and the Secretary (or other escrow agent) shall be discharged of all further obligations hereunder.

(d) The Secretary, or other escrow agent, shall not be liable for any act he or she may do or omit to do with respect to holding the Restricted Shares in escrow and while acting in good faith and in the exercise of his or her judgment.

Section 3.3 - Legend.

(a) Except as provided in Section 3.3(b), the share certificate evidencing the Restricted Shares issued hereunder shall be endorsed with the following legends (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE RIGHTS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND REPURCHASE RIGHTS ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (X) THE SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIES WITH APPLICABLE STATE SECURITIES LAWS, (Y) THE SALE OR

TRANSFER IS IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND COMPLIES WITH APPLICABLE STATE SECURITIES LAWS OR (Z) THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY) STATING THAT THE SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT BY AND AMONG SAFEWAY INC., THE COMPANY, THE STOCKHOLDER AND CERTAIN HOLDERS OF COMMON STOCK OF THE COMPANY. SUCH TRANSFER RESTRICTIONS AND REPURCHASE RIGHTS ARE BINDING ON TRANSFEREES OF THESE SHARES. A COPY OF SUCH AGREEMENT AS IN EFFECT FROM TIME TO TIME MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(b) The share certificate evidencing the Restricted Shares that are not subject to Restrictions as of the Grant Date shall not be endorsed with the legend provided for in Section 3.3(a) relating to the Repurchase Option and any other Restrictions.

Section 3.4 - Lapse of Restrictions.

(a) Subject to the terms and conditions of the Plan, the Restrictions applicable to the Restricted Shares shall lapse in accordance with the Vesting Schedule set forth on the Grant Notice.

(b) Upon the lapse of the Restrictions on the Restricted Shares (or portion thereof), the Company and the escrow agent shall cause new certificates to be issued with respect to such Restricted Shares and delivered to Employee or his or her legal representative, free from the legend provided for in Section 3.3(a) relating to the Repurchase Option and any other Restrictions. At such time, the Company shall also deliver all other securities and property held in escrow pursuant to Sections 3.2 and 3.5 in respect of the number of shares of Common Stock as to which the Restrictions have then lapsed. Notwithstanding the foregoing, no such new certificate shall be delivered to Employee or his or her legal representative unless and until Employee or his or her legal representative shall have paid to the Company in cash the full amount of all federal and state withholding or other employment taxes applicable to the taxable income and wages of Employee resulting from the award of the Restricted Shares or the lapse of the Restrictions.

(c) Notwithstanding anything to the contrary in this Section 3.4, following the lapse of the Restrictions, the Restricted Shares will remain subject to the Stockholders’ Agreement.

Section 3.5 - Restrictions on Distributions, etc.

In the event of any dividend or other distribution (including ordinary cash dividends, and whether in the form of Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-off, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, or issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar transaction or event, then any new or additional or different shares or securities or property (including cash) which is paid, issued, exchanged or distributed in respect of Restricted Shares then subject to Restrictions shall be considered to be Restricted Shares and shall be subject to all of the Restrictions, unless the Administrator shall, in its discretion, otherwise provide.

ARTICLE IV.

MISCELLANEOUS

Section 4.1 - Administration.

The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Employee, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Restricted Shares.

Section 4.2 - Conditions to Issuance of Stock Certificates.

The Restricted Shares may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for Restricted Shares or other stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax in accordance with Section 4.5 below;

(b) Employee’s execution and delivery of the Stockholders’ Agreement with respect to such shares;

(c) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed, if applicable;

(d) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, if applicable, or the receipt of further representations from Employee as to investment intent or completion of other actions necessary to perfect exemptions, as the Administrator shall, in its absolute discretion, deem necessary or advisable;

(e) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(f) The lapse of such reasonable period of time as the Administrator may from time to time establish for reasons of administrative convenience.

Section 4.3 - Rights as Stockholder.

Except as otherwise provided herein (including in Section 3.5) and subject to the Stockholders’ Agreement, upon the delivery of Restricted Shares to the Secretary or such other escrow holder as the Administrator may appoint, Employee shall have all the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and the right to receive all dividends or other distributions paid or made with respect to the Restricted Shares, subject to Section 3.5.

Section 4.4 - Section 83(b) Election.

Employee shall be permitted, if he or she chooses, to make an election under Section 83(b) of the Code to be taxed with respect to the Restricted Shares as of the date of issuance of the Restricted Shares rather than as of the date on which Employee would otherwise be taxed under Section 83(a) of the Code.

If Employee makes an election under Section 83(b) of the Code, such election must be made within thirty (30) days of the Grant Date, and Employee shall deliver a copy of such election to the Company.

Instructions and a form of election under Section 83(b) of the Code are attached as Exhibit “F” to the Grant Notice. Employee acknowledges that it is Employee’s responsibility to consult with his or her personal tax advisor as to whether or not to make such an election.

EMPLOYEE ACKNOWLEDGES THAT IT IS EMPLOYEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY AN ELECTION UNDER SECTION 83(B) OF THE CODE, EVEN IF EMPLOYEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON EMPLOYEE’S BEHALF. EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE AND HIS OR HER PERSONAL TAX ADVISOR, AND NOT THE COMPANY, ARE RESPONSIBLE FOR ASSURING THAT ANY SUCH ELECTION COMPLIES WITH THE REQUIREMENTS OF SECTION 83(B) OF THE CODE.

Section 4.5 - No Representations.

No representation is being made by Safeway, the Company or any Subsidiary regarding the present or future value of the Restricted Shares, and no person has been authorized by Safeway, the Company or any Subsidiary to make any representation regarding the present or future value of the Restricted Shares.

Section 4.6 - Tax Withholding.

(a) Subject to Section 4.6(c), the Company shall be entitled to require payment of any sums required by federal, state or local tax law to be withheld with respect to the issuance of the Restricted Shares or the lapse of the Restrictions with respect to the Restricted Shares, or any other taxable event related thereto. The Company may permit Employee to make such payment in one or more of the forms specified below:

(i) by cash or check made payable to the Company;

(ii) by the deduction of such amount from other compensation payable to Employee;

(iii) by tendering Restricted Shares which are not subject to the Restrictions and which have a then current Fair Market Value not greater than the amount necessary to satisfy the Company’s withholding obligation based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes; or

(iv) in any combination of the foregoing.

(b) In the event Employee fails to provide timely payment of all sums required by the Company pursuant to Section 4.6(a), the Company shall have the right and option, but not obligation, to treat such failure as an election by Employee to provide all or any portion of such required payment by means of tendering Restricted Shares in accordance with Section 4.6(a)(iii) above.

(c) In the event Employee makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Shares as of the date of issuance rather than as of the date or dates upon which Employee would otherwise be taxable under Section 83(a) of the Code, the Company shall offer to loan Employee the amount indicated on the Promissory Note attached as Exhibit “G” to the Grant Notice. Any loan provided under this Section 4.6(c) shall be evidenced by an interest-bearing, recourse promissory note secured by the Restricted Shares and a stock pledge agreement in substantially the form attached as Exhibit “G” to the Grant Notice. To the extent necessary to satisfy the Company’s federal, state and local income and employment tax withholding obligation with respect to the Restricted Shares, the Company shall be entitled to withhold the proceeds of any loan under this Section 4.6(c).

Section 4.7 - Notices.

Any notice to be given by Employee under the terms of this Agreement shall be addressed to the Secretary or his or her office. Any notice to be given to Employee shall be addressed to him at the address given beneath his or her signature on the Grant Notice. By a notice given pursuant to this Section, either party may hereafter designate a different address for notices to be given to such party. Any notice which is required to be given to Employee shall, if Employee is then deceased, be given to Employee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.8 - Titles.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.9 - Construction.

This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware (without giving effect to the conflicts of law principles thereof).

Section 4.10 - Conformity to Securities Laws.

Employee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder) and to such rules, regulations and other requirements of any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan and this Agreement shall be administered, and the Restricted Shares are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Restricted Shares shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.11 - Amendments.

This Agreement and the Plan may be amended without the consent of Employee provided that such amendment would not impair any rights of Employee under this Agreement. No amendment of this Agreement shall, without the consent of Employee, impair any rights of Employee under this Agreement.